Exhibit 99.1
Media Relations:
Kristi Knight
801-722-7000
kknight@omniture.com
Investor Relations:
Mike Beckstead
801-932-7518
mbeckstead@omniture.com
Omniture Reports First Quarter 2007 Financial Results
Company Delivers Year-Over-Year GAAP Revenue Growth of 77%
Non-GAAP Revenue Growth of 79%
Raises Outlook for 2007
OREM, UT, May 1, 2007 — Omniture, Inc. (NASDAQ:OMTR), a leading provider of online business optimization software, today announced results for its first quarter ended March 31, 2007. Omniture reported another record revenue quarter, with first quarter GAAP revenue of $29.2 million, an increase of 77 percent over the first quarter of 2006 and 24 percent over the fourth quarter of 2006. Non-GAAP revenue for the quarter was $29.5 million. The difference between GAAP and non-GAAP revenue reflects the revenue excluded from our GAAP results due to purchase accounting adjustments, which reduce deferred revenue to its fair value.
GAAP net loss in the first quarter of 2007 was $2.4 million or $0.05 per diluted share, compared to a net loss of $3.4 million, or $0.24 per diluted share, in the first quarter of 2006. Non-GAAP net income was $0.9 million or $0.02 per diluted share for the first quarter. Non-GAAP net income and net loss excludes the effect of acquisition-related accounting adjustments to deferred revenue, stock-based compensation, amortization of certain intangible assets, imputed interest related to a patent license agreement and non-recurring acquisition related expenses.
First quarter adjusted EBITDA was $4.0 million. Adjusted EBITDA is defined as net cash provided by operations less the acquisition-related adjustment to deferred revenues, non-operating gains and losses, the net change in operating assets and liabilities, other income (expense), net and the provision for income taxes.
Operating cash flow for the first quarter was $2.9 million. Free cash flow, defined by the company as operating cash flow reduced by capital expenditures of $2.3 million, was $0.6 million for the quarter.
“In the first quarter, we hit another milestone delivering the fastest sequential revenue growth quarter for Omniture in the last three years,” said Josh James, CEO and co-founder of Omniture. “Our industry is experiencing explosive growth and our leadership position is enabling us to capture the majority of this opportunity.”
During the first quarter of 2007, Omniture added over 250 new customers organically and approximately 200 through acquisitions, bringing the total to over 2,200. The company captured data from nearly 500 billion transactions. New customer relationships include: American Family Insurance, Amp’d Mobile, H&R Block, Kor Hotel Group, Monster Worldwide, Inc., Move, Inc., PGATOUR.com, Rent.com, Spiegel Brands and TheStreet.com; and internationally,

allesklar.com AG, Arcadia Group Limited, European Directories, Nissan Europe, OPEN Business Club AG and Scout 24.
Guidance
Q2 FY 2007: GAAP revenue for the company’s second quarter is expected to be in the range of $31 million to $32 million. GAAP net loss is expected to be in the range of $0.11 to $0.10 per diluted share. Non-GAAP revenue for the company’s second quarter is expected to be in the range of $32 million to $33 million. Non-GAAP net income is expected to be between $0.00 to $0.01 per diluted share. Omniture expects to record positive adjusted EBITDA in the range of $3.0 million to $3.5 million.
Full Year FY 2007: GAAP revenue for the company’s full year 2007 is expected to be in the range of $136 million to $138 million. GAAP net loss is expected to be in the range of $0.36 to $0.32 per diluted share. Non-GAAP revenue for the company’s full year 2007 is expected to be in the range of $138 million and $140 million. Non-GAAP net income for the year is expected to be in the range of $0.06 to $0.08 per diluted share. Omniture expects to record positive adjusted EBITDA in the range of $17 million to $19 million.
Information for Conference Call to Discuss Q1 FY 2007 Financial Results
Omniture, Inc. will host a conference call and simultaneous audio-only webcast at 5:00 p.m. (Eastern Time). To access the conference call, dial 866-356-3093, or 617-597-5381 for international callers. The access code is 76910275. Please call 10 minutes prior to the scheduled conference call time. The webcast will be available on the “Investor Relations” section of the company’s corporate Web site at www.omtr.com. A replay of the conference call will be accessible by telephone after 7:00 p.m. (Eastern Time) by dialing 888-286-8010 (or 617-801-6888), reservation number, 39174364. The conference call will also be archived on the company’s corporate Web site. Both the replay and archived web cast will be available until March 15, 2007.
About Non-GAAP Financial Measures
In this release and during our conference call as described above we use or plan to discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables and on the Investor Relations section of our corporate Web site at www.omtr.com. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.
We believe that, while these non-GAAP measures are not a substitute for GAAP results, they provide a basis for evaluating the Company’s operating results because they are helpful in understanding our past financial performance and our future results and facilitate comparisons of results between periods. We believe the calculation of net income and loss, calculated without acquisition-related accounting adjustments to deferred revenue, stock-based compensation expense, the amortization of certain intangible assets, imputed interest expense and non-recurring acquisition related expenses, provides a meaningful comparison to our net loss figures. We also believe that adjusted EBITDA, which we calculate as net cash provided by operations less the acquisition-related adjustment to deferred revenue, non-operating gains and losses, the net change in operating assets and liabilities, other income (expense), net and the provision for income taxes, is an indicator of the Company’s financial results and cash flows and is useful to investors in evaluating operating performance. These non-GAAP measures have been reconciled to the nearest GAAP measure as required under SEC rules.
About Omniture
Omniture, Inc. is a leading provider of online business optimization software, enabling customers to manage and enhance online, offline and multi-channel business initiatives. Omniture’s software, which it hosts and delivers to its customers as an on-demand subscription service, enables customers to capture, store and analyze information generated by their Web sites and other sources and to gain critical business insights into the performance and efficiency of marketing and sales initiatives and other business processes. In addition, Omniture offers a range of professional services that complement its online services, including implementation, best practices, consulting, customer support and user training through Omniture University™. Omniture’s more than 2,200 customers include eBay, AOL, Wal-Mart, Gannett, Microsoft, Neiman Marcus, Oracle, Countrywide Financial, General Motors, Sony and HP. www.omniture.com
Note on Forward-looking Statements
Management believes that certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements regarding our leadership in the market for on-demand, online business optimization services, including web analytics, and our current expectations regarding GAAP and non-GAAP revenue, GAAP and non-GAAP net income and loss, and adjusted EBITDA. These statements are based on current expectations and assumptions regarding future events and business performance and involve certain risks and uncertainties that could cause actual results to differ materially, including, but not limited to, risks associated with changes in the demand for our services, the potential that Omniture or its customers may not realize the benefits Omniture currently expects from the recent acquisitions, risks inherent in the integration and combination of complex products and technologies, our ability to continue to attract new customers and sell additional services to our existing customers, the continued adoption by customers of our SiteCatalyst service and other product and service offerings, the significant capital requirements of our business model that make it more difficult to achieve positive cash flow and profitability if we continue to grow rapidly, our ability to develop or acquire new services, risks associated with our acquisition strategy and disruptions in our business and operations as a result of acquisitions, possible fluctuations in our operating results and rate of growth, the continued growth of the market for on-demand, online business optimization services, changes in the competitive dynamics of our markets, the inaccurate assessment of changes in our markets, errors, interruptions or delays in our services or other performance problems with our services, our ability to hire, retain and motivate our employees and manage our growth, our ability to effectively expand our sales and marketing capabilities, our ability to develop and maintain strategic relationships with third parties with respect to either technology integration or channel development, our ability to expand the sales of our services to customers located outside the United States, our ability to implement and maintain proper and effective internal controls, the adoption of laws or regulations, or interpretations of existing law, that could limit our ability to collect and use Internet user information, and the blocking or erasing of “cookies”; and such other risks as identified in Omniture’s annual report on Form 10-K for the period ended December 31, 2006 and from time to time in other reports filed by Omniture with the U.S. Securities Exchange Commission. These reports are available on our Web site at www.omtr.com. Omniture undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.
(Financial Tables to Follow)
###

Omniture, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Three Months Ended		% Increase
	March 31,		March 31,		(Decrease)
	2006	% of Revenues	2007	% of Revenues
Revenues:
Subscription	$15,540	95%	$27,320	94%	76%
Professional services and other	896	5	1,833	6	105

Total revenues	16,436	100	29,153	100	77

Cost of revenues (1):
Subscription	6,107	37	9,460	33	55
Professional services and other	671	4	1,278	4	90

Total cost of revenues	6,778	41	10,738	37	58

Gross profit	9,658	59	18,415	63	91

Operating expenses (1):
Sales and marketing	8,181	50	13,324	45	63
Research and development	1,972	12	3,143	11	59
General and administrative	2,850	17	4,386	15	54

Total operating expenses	13,003	79	20,853	71	60

Loss from operations	(3,345)	(20)	(2,438)	(8)	(27)
Interest income	198	1	636	2	221
Interest expense	(202)	(2)	(257)	(1)	27
Other expense	(30)	—	(353)	(1)	1,077

Loss before provision for income taxes	(3,379)	(21)	(2,412)	(8)	(29)
Provision for income taxes	27	—	34	—	26

Net loss	$(3,406)	(21)%	$(2,446)	(8)%	(28)%

Net loss per share:
Net loss per share, basic and diluted	$(0.24)		$(0.05)		(79)%
Weighted-average number of shares, basic and diluted	13,968		47,753		242%

Adjusted EBITDA (2)	$(56)	(0)%	$3,972	14%	(7193)%

(1) Amounts include stock-based compensation expenses, as follows:
Cost of subscription revenues	$17	0%	$293	1%
Cost of professional services and other revenues	4	0	104	0
Sales and marketing	94	0	675	2
Research and development	97	1	383	1
General and administrative	316	2	430	2

Total stock-based compensation expenses	$528	3%	$1,885	6%

(2)	Adjusted EBITDA is equal to net cash provided by operations less the acquisition-related adjustment to deferred revenue, non-operating gains and losses, the net change in operating assets and liabilities, other income (expense), net and the provision for income taxes

Omniture, Inc.
Reconciliation of Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2006	2007
Reconciliation of Total Revenues on a GAAP Basis to Total Revenues on a Non-GAAP Basis:
Total revenues on a GAAP basis	$16,436	$29,153
Acquisition-related adjustment to Instadia deferred revenue (1)	—	165
Acquisition-related adjustment to Touch Clarity deferred revenue (1)	—	180

Total revenues on a non-GAAP basis	$16,436	$29,498

Reconciliation of Net Loss on a GAAP Basis to Net (Loss) Income on a Non-GAAP Basis:
Net loss on a GAAP basis	$(3,406)	$(2,446)
Acquisition-related adjustment to Instadia and Touch Clarity deferred revenue (1)	—	345
Amortization of patent licenses (2)	315	322
Stock-based compensation	528	1,885
Amortization of intangible assets acquired from business acquisitions (3)	—	438
Amortization of intangible asset related to co-marketing and reseller agreement (4)	71	81
Imputed interest on patent license obligation (5)	74	69
Loss on foreign currency forward contract related to Instadia acquisition (6)	—	243

Net (loss) income on a non-GAAP basis	$(2,418)	$937

Reconciliation of Diluted Net Loss per Share on a GAAP Basis to Diluted Net (Loss) Income per Share on a Non-GAAP Basis:
Diluted net loss per share on a GAAP basis	$(0.24)	$(0.05)
Acquisition-related adjustment to Instadia and Touch Clarity deferred revenue (1)	—	0.01
Amortization of patent licenses (2)	0.02	0.01
Stock-based compensation	0.04	0.04
Amortization of intangible assets acquired from business acquisitions (3)	—	0.01
Amortization of intangible asset related to co-marketing and reseller agreement (4)	—	—
Imputed interest on patent license obligation (5)	0.01	—
Loss on foreign currency forward contract related to Instadia acquisition (6)	—	—

Diluted net (loss) income per share on a non-GAAP basis	$(0.17)	$0.02

Reconciliation of Net Cash (Used In) Provided By Operating Activities to Adjusted EBITDA:
Net cash (used in) provided by operating activities	$(2,573)	$2,925
Acquisition-related adjustment to Instadia and Touch Clarity deferred revenue	—	345
Loss on foreign currency forward contract	—	(243)
Net changes in operating assets and liabilities	2,456	937
Other (income) expense, net	34	(26)
Provision for income taxes	27	34

Adjusted EBITDA	$(56)	$3,972

(1)	This item is recorded in subscription revenue in the Condensed Consolidated Statements of Operations

(2)	This item is recorded in cost of subscription revenues in the Condensed Consolidated Statements of Operations

(3)	Of this amount, $241 is recorded in cost of subscription revenues, $146 is recorded in sales and marketing expense and $51 is recorded in general and administrative expense in the Condensed Consolidated Statements of Operations

(4)	This item is recorded in sales and marketing expense in the Condensed Consolidated Statements of Operations

(5)	This item is recorded in interest expense in the Condensed Consolidated Statements of Operations

(6)	This item is recorded in other expense in the Condensed Consolidated Statements of Operations

Omniture, Inc.
Reconciliation of Forward Looking GAAP Total Revenues to Non-GAAP Total Revenues
(in millions)
(unaudited)

	Three Months Ended	Year Ended
	June 30, 2007	December 31, 2007
Total revenues on a GAAP basis	$31 to $32	$136 to $138
Acquisition-related adjustment to Instadia and Touch Clarity deferred revenue (1)	1	2

Total revenues on a non-GAAP basis	$32 to $33	$138 to $140

Omniture, Inc.
Reconciliation of Forward Looking GAAP Diluted Net Loss Per Share to Non-GAAP Diluted Net Income Per Share
(unaudited)

	Three Months Ended	Year Ended
	June 30, 2007	December 31, 2007
Diluted net loss per share on a GAAP basis	$(0.11) to $(0.10)	$(0.36) to $(0.32)
Acquisition-related adjustment to Instadia and Touch Clarity deferred revenue (1)	0.01	0.03
Amortization of patent licenses (2)	0.01	0.03
Stock-based compensation	0.07	0.25 to 0.27
Amortization of intangible assets acquired from business acquisitions	0.02	0.07
Amortization of intangible asset related to co-marketing and reseller agreement (3)	–	0.01
Imputed interest on patent license obligation (4)	–	–
Loss on foreign currency forward contract related to Instadia acquisition (5)	–	–
Impact of difference in number of GAAP and non-GAAP diluted shares	–	0.01

Diluted net income per share on a non-GAAP basis	$0.00 to $0.01	$0.06 to $0.08

Omniture, Inc.
Reconciliation of Forward Looking GAAP Net Cash Provided By Operating Activities to Adjusted EBITDA
(in millions)
(unaudited)

	Three Months Ended	Year Ended
	June 30, 2007	December 31, 2007
Net cash provided by operating activities on a GAAP basis	$5.3 to $5.8	$16.0 to $18.0
Acquisition-related adjustment to Instadia and Touch Clarity deferred revenue	0.8	1.6
Loss on foreign currency forward contract	–	(0.2)
Net changes in operating assets and liabilities	(2.9)	0.5
Other income, net	(0.3)	(1.2)
Provision for income taxes	0.1	0.3

Adjusted EBITDA	$3.0 to $3.5	$17.0 to $19.0

(1)	This item is recorded in subscription revenue in the Condensed Consolidated Statements of Operations

(2)	This item is recorded in cost of subscription revenues in the Condensed Consolidated Statements of Operations

(3)	This item is recorded in sales and marketing expense in the Condensed Consolidated Statements of Operations

(4)	This item is recorded in interest expense in the Condensed Consolidated Statements of Operations

(5)	This item is recorded in other expense in the Condensed Consolidated Statements of Operations

Omniture, Inc.
Additional Metrics
(unaudited)

	March 31,	June 30,	September 30,	December 31,	March 31,
	2006	2006	2006	2006	2007
Full-time employee headcount	312	324	323	353	465
Number of transactions captured (in billions)	288.5	315.0	362.7	420.7	496.0

	Three Months Ended March 31,
	2006	2007
Revenues by geography (in thousands):
Customers within the United States	$14,086	$22,548
Customers outside the United States	2,350	6,605

Total revenues	$16,436	$29,153

As a percentage of total revenues:
Revenues by geography:
Customers within the United States	86%	77%
Customers outside the United States	14	23

Total	100%	100%

Omniture, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2006	2007
Cash flows from operating activities:
Net loss	$(3,406)	$(2,446)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	2,761	4,180
Stock-based compensation	528	1,885
Loss on foreign currency forward contract	—	243
Net changes in operating assets and liabilities:
Accounts receivable, net	(3,654)	(7,326)
Prepaid expenses and other assets	(1,459)	13
Accounts payable	1,293	3,487
Accrued and other liabilities	(355)	(1,497)
Deferred revenues	1,719	4,386

Net cash (used in) provided by operating activities	(2,573)	2,925

Cash flows from investing activities:
Purchases of short-term investments	—	(12,000)
Purchases of property and equipment	(5,263)	(2,302)
Purchases of intangible assets	—	(1,628)
Payment related to foreign currency forward contract	—	(337)
Business acquisitions, net of cash acquired	—	(26,264)

Net cash used in investing activities	(5,263)	(42,531)

Cash flows from financing activities:
Proceeds from exercise of stock options	9	659
Proceeds from employee stock purchase plan	—	99
Proceeds from issuance of notes payable	5,100	—
Principal payments on notes payable and capital lease obligations	(919)	(1,623)

Net cash provided by (used in) financing activities	4,190	(865)

Net decrease in cash and cash equivalents	(3,646)	(40,471)
Cash and cash equivalents at beginning of period	22,196	68,287

Cash and cash equivalents at end of period	$18,550	$27,816

Omniture, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	March 31,
	2006	2007
		(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$68,287	$27,816
Short-term investments	—	12,000
Accounts receivable, net	24,126	33,081
Prepaid expenses and other current assets	1,571	2,181

Total current assets	93,984	75,078

Property and equipment, net	31,128	31,875
Intangible assets, net	9,796	36,804
Goodwill	—	48,039
Other assets	302	593

Total assets	$135,210	$192,389

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$2,586	$6,468
Accrued liabilities	11,435	16,293
Current portion of deferred revenues	21,885	29,023
Current portion of notes payable	5,997	5,313
Current portion of capital lease obligations	53	472
Deferred consideration related to business acquisition	—	33,579

Total current liabilities	41,956	91,148

Deferred revenues, less current portion	2,170	2,516
Notes payable, less current portion	4,117	3,362
Capital lease obligations, less current portion	24	351
Other liabilities	518	1,204

Stockholders’ equity:
Common stock	47	48
Additional paid-in capital	127,380	137,067
Deferred stock-based compensation	(2,172)	(1,910)
Accumulated other comprehensive income	9	(112)
Accumulated deficit	(38,839)	(41,285)

Total stockholders’ equity	86,425	93,808

Total liabilities and stockholders’ equity	$135,210	$192,389